Exhibit 99.1

American Retirement Corporation to File First Quarter 10-Q and Upwardly Revises\ Net Income

    NASHVILLE, Tenn.--(BUSINESS WIRE)--June 8, 2005--American Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, announced it will file today its first quarter 2005 Form 10-Q. Also, the Company reported upwardly revised results for the first quarter reflecting the effect of its previously announced restatement of its financial statements.
    On May 5, 2005, the Company announced estimated first quarter results, subject to the completion of its accounting review. As detailed in the Form 10-Q, the first quarter results when compared to the earlier estimates are highlighted by the following:

    -- Net income was $2.6 million for the first quarter of 2005, revised from the $2.3 million previously announced.

    -- Fully diluted earnings per share were revised upward from $.08 to $.09 for the quarter.

    -- The revision to net income and earnings per share resulted from an adjustment of the straight-line lease accounting for certain leases related to the accounting methodology for certain prepaid rent and certain lease escalation provisions. The net impact of the adjustments resulted in a $302,000 reduction to previously announced lease expense.

    -- Revenues and community expenses remained the same as previously announced.

    -- Additionally, "gain on sale of assets" was reclassified to be a component of operating income as opposed to a component of other income as previously announced. The reclassification has no effect on net income or loss.

    Chairman's Comments

    Bill Sheriff, Chairman, President and CEO of the Company, commented, "As we had previously reported, we had a very solid first quarter. It is good to have any uncertainty caused by the delayed 10-Q filing that resulted from the new accounting guidance finally resolved. Consistent with the changes reflected in our 2004 Form 10-K/A, our first quarter 2005 earnings have increased from what we had previously estimated. The lowered lease expense will continue for the next several years, though in a diminishing amount. We still feel very positive about the rest of the year and expect to report net earnings per share of between $.46 to $.49 for 2005."

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 67 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,300 units and resident capacity of approximately 14,900. The Company owns 17 communities, leases 44 communities, and manages six communities pursuant to management agreements. Approximately 84% of the company's revenues come from private pay sources.

    Risks of Forward Looking Statements

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's significant leverage, (ii) the Company's ability to sell its entrance fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iii) the risk that the Company will be unable to improve the Company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the Company's ability to obtain new financing or extend and/or modify existing debt and (vii) the risk factors described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



           AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)
                (in thousands, except per share data)

                                  Three months ended     Increase
                                     March 31, 2005      (Decrease)
                                 --------------------- ---------------
                                    2005       2004       $       %
                                   --------  ---------  ------ -------
                                 (restated) (restated)
Revenues:
    Resident and health care      $117,689  $ 107,951  $9,738     9.0%
    Management services                500        424      76    17.9%
    Reimbursed expenses                802        768      34     4.4%
                                   --------  ---------  ------ -------
       Total revenues              118,991    109,143   9,848     9.0%

Operating expenses:
    Community operating expenses    79,337     73,852   5,485     7.4%
    General and administrative       6,591      6,588       3     0.0%
    Lease expense                   15,510     14,821     689     4.6%
    Depreciation and amortization 9,271 6,913 2,358 34.1% Amortization of leasehold
     acquisition costs                 699        718     (19)   -2.6%
    Loss (gain) on sale of assets       12       (105)    117  -111.4%
    Reimbursed expenses                802        768      34     4.4%
                                   --------  ---------  ------ -------
       Total operating expenses    112,222    103,555   8,667     8.4%
                                   --------  ---------  ------ -------

       Operating income              6,769      5,588   1,181    21.1%

Other income (expense):
    Interest expense                (3,557)    (9,701)  6,144    63.3%
    Interest income                    720        602     118    19.6%
    Other                              139        111      28    25.2%
                                   --------  ---------  ------ -------
       Other expense, net           (2,698)    (8,988)  6,290    70.0%
                                   --------  ---------  ------ -------

    Earnings (loss) before
     income taxes, and minority
     interest                        4,071     (3,400)  7,471   219.7%

Income tax expense                   1,375        145   1,230   848.3%
                                   --------  ---------  ------ -------

    Earnings (loss) before minority
     interest                        2,696     (3,545)  6,241   176.1%

Minority interest in earnings of
 consolidated subsidiaries, net
 of tax                                (71)      (962)   (891)  -92.6%
                                   --------  ---------  ------ -------

       Net income (loss)          $  2,625  $  (4,507) $7,132   158.2%
                                   ========  =========  ====== =======

 Basic earnings (loss) per share  $   0.09  $   (0.21)
                                   ========  =========
 Diluted earnings (loss) per
  share                           $   0.09  $   (0.21)
                                   ========  =========

Weighted average shares used for
 basic earnings (loss) per share
 data                               28,899     21,258
Weighted average shares used for
 diluted earnings (loss) per
 share data                         30,700     21,258



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                                 March 31,  December 31,
                                    2005       2004
                                   --------  ---------
                                            (restated)
Selected Balance Sheet Data:
       Cash and cash equivalents  $ 35,680  $  28,454
       Restricted cash, including
        current portion             50,655     50,134
       Refundable portion of
        entrance fees, deferred
        entrance fee income, and
        tenant deposits included
        in current liabilities     118,685    117,752
       Working capital             (83,363)  (101,767)
       Land, buildings and
        equipment, net             514,542    496,297
       Total assets                774,102    746,478
       Long-term debt, capital
        and lease financing
        obligation,
        including current portion  302,844    335,082
       Shareholders' equity         59,413      5,701


    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412